UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2006

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

150 Pierce Street, Somerset, NJ 08873
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (732) 907-3600

433 Hackensack Avenue, Hackensack, NJ 07601
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

࿠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿠ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

࿠ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including statements regarding our expectations with respect to the progress of and level of expenses for our clinical trial programs. You can also identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain or even relatively confident. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

•	demonstrate the safety and efficacy of product candidates at each stage of development;

•
develop and execute Phase II and III clinical programs for bicifadine, our novel analgesic, revised as necessary to take into account the drug’s recent failure to achieve statistically significant effects relative to placebo;

•	meet our development schedule for our product candidates, including with respect to clinical trial initiation, enrollment and completion;

•	meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;

•	meet or require our partners to meet obligations and achieve milestones under our license and other agreements;

•	successfully execute the development plan under and otherwise achieve the results contemplated by the 2005 amendment to our license agreement with Merck;

•	obtain and maintain collaborations as required with pharmaceutical partners;

•	obtain substantial additional funds;

•	obtain and maintain all necessary patents, licenses and other intellectual property rights; and

•	produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

You should refer to the “Part II—Other Information” section of our report on Form 10-Q for the quarter ended March 31, 2006 under the subheading “Item IA. Risk Factors” for a detailed discussion of some of the factors that may cause our actual results to differ materially from our forward-looking statements. We qualify all our forward-looking statements by these cautionary statements. There may also be other material factors that may materially affect our forward-looking statements and our future results. As a result of the foregoing, readers should not place undue reliance on our forward-looking statements. We do not undertake any obligation and do not intend to update any forward-looking statement.

ITEM 7.01. REGULATION FD DISCLOSURE

On June 15, 2006, Dr. Stuart Apfel, registrant’s Senior Director of Drug Development and an Associate Professor of Neurology at the Albert Einstein College of Medicine, will present at the 2006 Keystone Symposium on Development of Analgesic Drugs. The presentation is scheduled to begin at 8 a.m. MDT (10:00 a.m. EDT) at the Keystone Resort in Keystone, Colorado. During such presentation, Dr. Apfel will discuss the scientific findings and conclusions from DOV’s first Phase III trial of bicifadine in patients with chronic low back pain (study 020). The high-level results of study 020 were announced on April 24, 2006 and a more detailed assessment of the data obtained from study 020 was announced on May 22, 2006.

During his presentation, Dr. Apfel will use as visual aids the slides attached as Exhibit 99.1. The slides attached as Exhibit 99.1 have also been posted on registrant’s web site www.dovpharm.com.

The information included or incorporated by reference in this Item 7.01 of this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing(s) of the registrant under the Securities Act of 1933, as amended.  Furthermore, the furnishing of the information included or incorporated by reference in this Item 7.01 of this Report is not intended to constitute a determination by the registrant that the information is material or that the dissemination of the information is required by Regulation FD.

ITEM 9.01. EXHIBITS.

(d)  Exhibits. The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.	Title
99.1	Slide presentation of DOV Pharmaceutical, Inc. (*)

(*) The information included in this exhibit to this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing(s) of the registrant under the Securities Act of 1933, as amended.  Furthermore, the furnishing of the information included in this exhibit to this Report is not intended to constitute a determination by the registrant that the information is material or that the dissemination of the information is required by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV Pharmaceutical, Inc.

Date: June 15, 2006	By:	/s/ Leslie Hudson
Leslie Hudson
President and CEO

EXHIBIT INDEX

Exhibit No.	Title
99.1	Slide presentation of DOV Pharmaceutical, Inc. (*)

(*) The information included in this exhibit to this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing(s) of the registrant under the Securities Act of 1933, as amended.  Furthermore, the furnishing of the information included in this exhibit to this Report is not intended to constitute a determination by the registrant that the information is material or that the dissemination of the information is required by Regulation FD.